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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16383 (Commission File Number)	95-4352386 (I.R.S. Employer Identification No.)
717 Texas Avenue Suite 3100 Houston, Texas (Address of principal executive offices)		77002 (Zip Code)

Registrant's telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On December 2, 2004, Cheniere Energy, Inc. (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Petrie Parkman & Co., Inc. and Pritchard Capital Partners LLC (the "Underwriters"), pursuant to which, among other things, the Company agreed to issue and sell to the Underwriters, in connection with a registered public offering, an aggregate of 5,000,000 shares of the Company's common stock, par value $0.003 per share (the "Common Stock"), at an offering price of $60 per share, and up to an additional 750,000 shares of Common Stock pursuant to an over-allotment option granted to the Underwriters. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

        On December 2, 2004, the Company issued a press release relating to an underwritten registered public offering of its Common Stock. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

c)
Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 2, 2004, by and among the Company and the Underwriters named on Schedule I thereto.
5.1	Opinion Letter of Andrews Kurth LLP regarding the legality of the shares offered pursuant to the offering.
23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).
99.1	Press Release, dated December 2, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.
Date: December 3, 2004	By:	/s/ Craig Townsend
	Name:	Craig Townsend
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 2, 2004, by and among the Company and the Underwriters named on Schedule I thereto.
5.1	Opinion Letter of Andrews Kurth LLP regarding the legality of the shares offered pursuant to the offering.
23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).
99.1	Press Release, dated December 2, 2004.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX